UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine CA 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

Ubiquity Broadcasting Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 23, 2014, the Company entered into an asset purchase agreement (the “Monkeybars Agreement”) with Monkeybars Inc. (“Monkeybars”) whereby the Company acquired all of the assets of Monkeybars. In exchange, the Company issued to Monkeybars 1,092,233 shares of restricted common stock, which has an aggregate value of $2,250,000, based upon a market price per share of $2.06 on the date the parties entered into the Monkeybars Agreement. Monkeybars has a music platform that combines a cloud content storage, a sharing application, and social networking search technology.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Monkeybars Agreement and the sale of the Assets is incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, by and between the Company and Monkeybars Inc., dated April 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2014	UBIQUITY, INC.

	By:	/s/ Christopher Carmichael
Christopher Carmichael Chief Executive Officer